                                                                    EXHIBIT 25

             ______________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                              ____________________
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(B)(2)__

                              ____________________

                       IBJ SCHRODER BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                New York                                     13-5375195
     (Jurisdiction of incorporation                       (I.R.S. employer
or organization if not a U.S. national bank)             identification No.)

 One State Street, New York, New York                          10004
(Address of principal executive offices)                     (Zip code)

                       IBJ SCHRODER BANK & TRUST COMPANY
                                 1 State Street
                            New York, New York 10004
                                 (212) 858-2000
           (Name, address and telephone number of agent for service)
                      ____________________________________

                    SOURCE ONE MORTGAGE SERVICES CORPORATION
              (Exact name of obligor as specified in its charter)

           Delaware                                   38-2011419
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification No.)

        27555 Farmington Road
      Farmington Hills, Michigan                       48334-3357
(Address of principal executive offices)               (Zip code)

                              ____________________
                          Subordinated Debt Securities

                        (Title of indenture securities)
             ______________________________________________________

Item 1.           General information

                  Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

                        New York State Banking Department, Two Rector Street, New York, New York

                        Federal Deposit Insurance Corporation, Washington, D.C.

                        Federal Reserve Bank of New York Second District, 33 Liberty Street, New York, New York

      (b) Whether it is authorized to exercise corporate trust powers.

                                           Yes

Item 2.           Affiliations with the Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee.


Item 13.                Defaults by the Obligor.


            (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                    None


(b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                    None

Item 16.   List of exhibits.

           List below all exhibits filed as part of this Statement of Eligibility.

*1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

*2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

*3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

*4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange
           Commission File No. 22-19146).

 5.        Not Applicable

 6.        The consent of United States institutional trustee required by
           Section 321(b) of the Act.

 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

 8.        Not Applicable

 9.        Not Applicable


* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                    NOTE

      In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

      Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

      Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee, as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 19th day of September, 1995.



                                    IBJ SCHRODER BANK & TRUST COMPANY



                                    By:   /s/ Nancy R. Besse'
                                        -----------------------
                                              Nancy R. Besse'
                                              Vice President

                                   SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York,
on the   th day of         , 1995.



                                    IBJ SCHRODER BANK & TRUST COMPANY



                                    By:
                                        -------------------
                                          Nancy R. Besse'
                                          Vice President

                                   EXHIBIT 6

                               CONSENT OF TRUSTEE


            Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Source One Mortgage Services Corporation of its Subordinated Debt Securities, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                    IBJ SCHRODER BANK & TRUST COMPANY



                                    By:  /s/ Nancy R. Besse'
                                        ---------------------
                                             Nancy R. Besse'
                                             Vice President





Dated: September 19, 1995

                                   EXHIBIT 6

                               CONSENT OF TRUSTEE


            Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Source One Mortgage Services Corporation of its Subordinated Debt Securities, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                    IBJ SCHRODER BANK & TRUST COMPANY



                                    By:
                                        --------------------
                                          Nancy R. Besse'
                                          Vice President



Dated:            1995

                                  EXHIBIT 7


                     CONSOLIDATED REPORT OF CONDITION OF
                      IBJ SCHRODER BANK & TRUST COMPANY
                            OF NEW YORK, NEW YORK
                    AND FOREIGN AND DOMESTIC SUBSIDIARIES


                         REPORT AS OF MARCH 31, 1995



                                                                                                      DOLLAR AMOUNTS
                                                                                                       IN THOUSANDS
                                                                                                     ----------------
                                                   ASSETS

Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin  . . . . . . . . . . . . . . . . . . . . . .   $     32,289
    Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    286,862

Securities:       Held to Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     45,907
                  Available-for-sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     28,313

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
    Federal Funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     35,150
    Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . . . . . . .   $  1,488,382

Loans and lease financing receivables:
    Loans and leases, net of unearned income  . . . . . . . . . . . . . . . . . . . .   $  2,219,103
    LESS: Allowance for loan and lease losses . . . . . . . . . . . . . . . . . . . .   $     49,528
    LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . . . . . . . . .   $        441
    Loans and leases, net of unearned income, allowance, and reserve  . . . . . . . . . . . . . . .   $  2,169,134

Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    839,529

Premises and fixed assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     10,073

Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $        502

Investments in unconsolidated subsidiaries and associated companies . . . . . . . . . . . . . . . .   $          0

Customers' liability to this bank on acceptances outstanding  . . . . . . . . . . . . . . . . . . .   $      1,102

Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     60,297

Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    653,558


TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  5,651,098

                                                   LIABILITIES
Deposits:
    In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    647,081
    Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    190,374
    Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    456,707

    In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . . . . . . . .   $    757,669
         Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     12,599
         Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    745,070

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    481,000
    Securities sold under agreements to repurchase  . . . . . . . . . . . . . . . . . . . . . . . .   $  1,052,437

Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     18,759

Trading Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  1,424,815

Other borrowed money:
    a) With original maturity of one year or less . . . . . . . . . . . . . . . . . . . . . . . . .   $    600,580
    b) With original maturity of more than one year . . . . . . . . . . . . . . . . . . . . . . . .   $      5,000

Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . . . . . . . . . . .   $      9,077

Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . . . . . .   $      1,102

Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $          0

Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    316,396


TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  5,313,916

Limited life preferred stock and related surplus  . . . . . . . . . . . . . . . . . . . . . . . . .   $          0

                                                 EQUITY CAPITAL

Perpetual preferred stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     50,000

Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     41,473

Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    282,945

Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    (37,218)

Plus:    Net unrealized gains (losses) on marketable equity securities  . . . . . . . . . . . . . .   $        (18)

Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . . . . . .   $          0


TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    337,182

TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  5,651,098
